Exhibit 99.1

AMERICREDIT REPORTS THIRD QUARTER OPERATING RESULTS

•	3rd Quarter earnings of $63 million, $0.45 per share

•	Quarterly loan originations of $624 million

•	Total available liquidity of $748 million

FORT WORTH, TEXAS April 21, 2010 – AMERICREDIT CORP. (NYSE: ACF) today announced net income of $63 million, or $0.45 per share, for its fiscal third quarter ended March 31, 2010. The Company reported a net loss of $2 million, or $0.02 per share, for the same period a year earlier. For the nine months ended March 31, 2010, AmeriCredit reported net income of $135 million, or $0.98 per share, versus a net loss of $43 million, or $0.35 per share, for the nine months ended March 31, 2009. Results, for the three and nine months ended March 31, 2009, were revised, from net income of $10 million, or $0.07 per share, and a net loss of $17 million, or $0.14 per share, respectively, to reflect the retrospective adoption, on July 1, 2009, of a new accounting standard that changed the accounting for convertible bonds.

Originations were $624 million for the quarter ended March 31, 2010, compared to $379 million for the quarter ended December 31, 2009 and $210 million for the quarter ended March 31, 2009. Originations for the nine months ended March 31, 2010, were $1.2 billion, compared to $1.1 billion for the same period a year earlier. Finance receivables totaled $8.8 billion at March 31, 2010, compared to $11.9 billion at March 31, 2009.

Annualized net charge-offs were 7.6% of average finance receivables for the quarter ended March 31, 2010, compared to 7.8% for the quarter ended March 31, 2009. For the nine months ended March 31, 2010, annualized net charge-offs were 8.3%, compared to 8.2% for the same period last year.

Finance receivables 31-to-60 days delinquent were 5.3% of the portfolio at March 31, 2010, compared to 6.0% at March 31, 2009. Accounts more than 60 days delinquent were 2.2% of the portfolio at March 31, 2010, compared to 3.0% a year ago.

The allowance for loan losses as a percentage of finance receivables was 7.1% at March 31, 2010, compared to 7.7% at December 31, 2009 and March 31, 2009.

The Company had total available liquidity of $748 million at March 31, 2010, consisting of $497 million of unrestricted cash and approximately $251 million of borrowing capacity on unpledged eligible receivables.

“We had an exceptional March quarter on many fronts. The steps we have taken since early 2008 to reposition our loan portfolio for higher profitability are beginning to surface in many of our key metrics, from sustained improvements in credit performance to higher portfolio net interest margin to historically high loan-level returns,” said President and Chief Executive Officer Dan Berce. “Current favorable market conditions provide us with a unique opportunity to originate highly profitable loans that will generate solid returns in future years.”

AmeriCredit will host a conference call for analysts and investors today at 5:30 p.m. Eastern time. For a live Internet broadcast of this conference call, please go to the Company’s Web site to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

About AmeriCredit

AmeriCredit Corp. is a leading independent automobile finance company that provides financing solutions indirectly through auto dealers across the United States. AmeriCredit has about 800,000 customers and approximately $9 billion in auto receivables. The Company was founded in 1992 and is headquartered in Fort Worth, Texas. For more information, visit www.americredit.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s annual report on Form 10-K for the year ended June 30, 2009. Such risks include – but are not limited to – variable economic conditions, adverse portfolio performance, volatile wholesale vehicle values, reliance on warehouse financing and capital markets, the ability to continue to securitize loans, the continued availability of credit enhancement for securitization transactions on acceptable terms, fluctuating interest rates, competition, regulatory and legal changes, the high degree of risk associated with subprime borrowers, and exposure to litigation. These forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. Actual events or results may differ materially. It is advisable not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to, and does not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

AmeriCredit Corp.

Consolidated Statements of Operations

(Unaudited, Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2010	2009 (Revised)	2010	2009 (Revised)
Revenue:
Finance charge income	$339,892	$452,186	$1,092,788	$1,483,719
Other income	20,930	29,191	68,073	90,893
Gain on retirement of debt	283	11,048	283	42,453

	361,105	492,425	1,161,144	1,617,065

Costs and expenses:
Operating expenses	75,215	76,278	220,487	244,877
Leased vehicles expenses	8,688	13,694	29,019	36,765
Provision for loan losses	74,583	234,816	338,732	797,703
Interest expense	106,584	148,237	358,492	573,666
Restructuring charges	220	7,810	134	10,465

	265,290	480,835	946,864	1,663,476

Income (loss) before income taxes	95,815	11,590	214,280	(46,411)

Income tax provision (benefit)	32,609	13,996	79,284	(3,729)

Net income (loss)	$63,206	$(2,406)	$134,996	$(42,682)

Earnings (loss) per share:
Basic	$0.47	$(0.02)	$1.01	$(0.35)

Diluted	$0.45	$(0.02)	$0.98	$(0.35)

Weighted average shares	134,053,846	131,914,885	133,588,587	122,697,685

Weighted average shares and assumed incremental shares	139,231,152	131,914,885	137,645,064	122,697,685

Consolidated Balance Sheets

(Unaudited, Dollars in Thousands)

	March 31, 2010	June 30, 2009 (Revised)	March 31, 2009 (Revised)
Cash and cash equivalents	$497,329	$193,287	$120,931
Finance receivables, net	8,187,125	10,037,329	10,983,331
Restricted cash – securitization notes payable	989,356	851,606	899,105
Restricted cash – credit facilities	153,244	195,079	234,054
Property and equipment, net	38,838	44,195	46,764
Leased vehicles, net	117,037	156,387	169,178
Deferred income taxes	83,249	75,782	87,729
Income tax receivable	—	197,579	202,817
Other assets	157,473	207,083	207,693

Total assets	$10,223,651	$11,958,327	$12,951,602

Credit facilities	$658,137	$1,630,133	$1,782,716
Securitization notes payable	6,462,494	7,426,687	8,301,785
Senior notes	70,620	91,620	91,620
Convertible debt	408,539	392,514	406,767
Accrued taxes and expenses	226,642	157,640	164,212
Interest rate swap agreements	83,946	131,885	135,802
Other liabilities	11,840	20,540	11,803

Total liabilities	7,922,218	9,851,019	10,894,705

Shareholders’ equity (outstanding common shares of 134,512,524, 133,171,366, and 132,778,081, respectively)	2,301,433	2,107,308	2,056,897

Total liabilities and shareholders’ equity	$10,223,651	$11,958,327	$12,951,602

Consolidated Statements of Cash Flows

(Unaudited, Dollars in Thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2010	2009 (Revised)	2010	2009 (Revised)
Cash flows from operating activities:
Net income (loss)	$63,206	$(2,406)	$134,996	$(42,682)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	18,351	25,061	61,997	82,855
Accretion and amortization of fees	717	3,879	4,729	15,903
Provision for loan losses	74,583	234,816	338,732	797,703
Deferred income taxes	(68,794)	181,072	(24,217)	218,994
Non-cash interest charges on convertible debt	5,434	5,291	16,025	16,908
Stock-based compensation expense	4,604	3,691	11,510	11,238
Amortization of warrant costs	—	2,083	1,968	43,017
Gain on retirement of debt	(283)	(11,048)	(283)	(43,208)
Other	(8,101)	(2,906)	(16,393)	3,641
Changes in assets and liabilities:
Income tax receivable	31,385	(129,833)	197,402	(179,920)
Other assets	8,973	(5,780)	12,174	(15,998)
Accrued taxes and expenses	61,503	(37,939)	57,929	(45,988)

Net cash provided by operating activities	191,578	265,981	796,569	862,463

Cash flows from investing activities:
Purchases of receivables	(610,643)	(198,588)	(1,196,301)	(1,112,143)
Principal collections and recoveries on receivables	952,548	1,074,933	2,733,164	3,312,854
Net change in restricted cash and other	(144,897)	(45,805)	(61,179)	115,331

Net cash provided by investing activities	197,008	830,540	1,475,684	2,316,042

Cash flows from financing activities:
Net change in credit facilities	(51,790)	(158,105)	(971,996)	(1,125,534)
Net change in securitization notes payable	(129,064)	(953,056)	(967,199)	(2,111,096)
Proceeds from issuance of common stock	5,929	4	12,708	1,271
Retirement of debt	(20,425)	(10,250)	(20,425)	(224,723)
Other net changes	(15,575)	(22,870)	(20,671)	(35,246)

Net cash used by financing activities	(210,925)	(1,144,277)	(1,967,583)	(3,495,328)

Net increase (decrease) in cash and cash equivalents	177,661	(47,756)	304,670	(316,823)
Effect of Canadian exchange rate changes on cash and cash equivalents	24	1,997	(628)	4,261
Cash and cash equivalents at beginning of period	319,644	166,690	193,287	433,493

Cash and cash equivalents at end of period	$497,329	$120,931	$497,329	$120,931

Other Financial Data

(Unaudited, Dollars in Thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2010	2009	2010	2009
Origination volume	$623,855	$210,064	$1,231,523	$1,110,184
Loans securitized	927,758	—	2,203,304	1,289,082
Average finance receivables	$9,042,982	$12,469,678	$9,727,552	$13,527,449

	March 31, 2010	June 30, 2009	March 31, 2009
Finance receivables:
Principal	$8,810,374	$10,927,969	$11,901,323
Allowance for loan losses and nonaccretable acquisition fees	(623,249)	(890,640)	(917,992)

	$8,187,125	$10,037,329	$10,983,331

Allowance as a percent of ending finance receivables	7.1%	8.2%	7.7%

	March 31, 2010	June 30, 2009	March 31, 2009
Loan delinquency as a percent of ending finance receivables:
31 - 60 days	5.3%	6.9%	6.0%
Greater than 60 days	2.2	3.5	3.0

Total	7.5%	10.4%	9.0%

	Three Months Ended March 31,		Nine Months Ended March 31,
	2010	2009	2010	2009
Contracts receiving a payment deferral as an average quarterly percentage of average finance receivables	7.1%	8.0%	7.8%	7.8%

Net charge-offs	$168,393	$239,800	$606,123	$830,824

Annualized net charge-offs as a percent of average finance receivables	7.6%	7.8%	8.3%	8.2%

Net recoveries as a percent of gross repossession charge-offs	44.9%	39.0%	43.3%	39.2%

Components of net margin:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2010	2009 (Revised)	2010	2009 (Revised)
Finance charge income	$339,892	$452,186	$1,092,788	$1,483,719
Other income	20,930	29,191	68,073	90,893
Interest expense	(106,584)	(148,237)	(358,492)	(573,666)

Net margin	$254,238	$333,140	$802,369	$1,000,946

Annualized net margin as a percent of average finance receivables:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2010	2009 (Revised)	2010	2009 (Revised)
Finance charge income	15.2%	14.7%	15.0%	14.6%
Other income	0.9	0.9	0.9	0.9
Interest expense	(4.7)	(4.8)	(4.9)	(5.6)

Net margin	11.4%	10.8%	11.0%	9.9%

	Three Months Ended March 31,		Nine Months Ended March 31,
	2010	2009	2010	2009
Operating expenses	$75,215	$76,278	$220,487	$244,877

Annualized operating expenses as a percent of average finance receivables	3.4%	2.5%	3.0%	2.4%

Contact:

Caitlin DeYoung

(817) 302-7394